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Exhibit 99.1

Contact:	Mark A. Kopser Senior Vice President and Chief Financial Officer or Richard J. Sirchio Treasurer and Vice President/Investor Relations (972) 713-3500

UNITED SURGICAL PARTNERS INTERNATIONAL ANNOUNCES
SECOND quarter RESULTS

Company Raises 2002 Guidance Based on Successful First Half

Second Quarter Highlights:

  •
  18% U.S. same-facility volume growth
  •
  Company-wide same-facility net revenue growth of 24%
  •
  Entered into the 11th joint venture with a not-for-profit hospital system
  •
  Acquired interests in four surgery centers

Dallas, Texas (July 30, 2002)—United Surgical Partners International, Inc. (Nasdaq/NM:USPI) today announced results for the second quarter and six months ended June 30, 2002.

        For the second quarter ended June 30, 2002, net revenues were $85.8 million, up 43% from $59.9 million a year ago. Net income attributable to common stockholders for the quarter totaled $6.1 million, or $0.24 per diluted share, versus net income attributable to common stockholders of $918,000, or $0.06 per diluted share, in the prior-year period. Earnings before interest, taxes, depreciation and amortization less minority interests increased 57% to $21.5 million in the second quarter of this year versus $13.7 million for the same period last year. Results for the quarter were driven by increases of 18% in domestic same-facility surgical cases and 22% same-facility net revenue growth in Western Europe.

        For the six months ended June 30, 2002, net revenues were $160.9 million, up 41% from $113.7 million a year ago. Net income attributable to common stockholders for the six-month period totaled $10.8 million, or $0.43 per diluted share, versus net income attributable to common stockholders of $526,000, or $0.04 per diluted share, in the prior-year period. Earnings before interest, taxes, depreciation and amortization less minority interests increased 58% to $39.7 million for the six months ended June 30, 2002, versus $25.1 million for the first half of last year.

        Commenting on the results, Donald E. Steen, United Surgical Partners International's chairman and chief executive officer, said, "We are pleased to report that the momentum we gained in the first quarter has translated into continuing success in the second quarter of the year. Strong same-facility case growth and the addition of prestigious not-for-profit hospital partners in the markets where we operate surgical facilities continue to drive our growth. Also, as anticipated, second quarter operations for Western Europe were particularly strong compared with the prior year, due in part to the fact that the Easter holidays occurred within the first quarter of 2002 rather than the second quarter, as it was in the previous year."

        During the second quarter of 2002, United Surgical Partners International added four surgery centers to its network by expanding its presence in Texas, Ohio, and New Jersey. The Company acquired a minority ownership interest in the Austintown Ambulatory Surgery Center in Austintown, Ohio, and majority interests in Corpus Christi Outpatient Surgery, Ltd. in Corpus Christi, Texas, and in

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USPI Announces Second Quarter Results

July 30, 2002

The Surgery Center located in Middleburg Heights, Ohio, a suburb of Cleveland. In addition, the Company entered into a 50-50 joint venture agreement with Robert Wood Johnson University Hospital to operate the Robert Wood Johnson Surgery Center, in East Brunswick, New Jersey. The addition of these four surgery centers increases the number of facilities in which United Surgical Partners International has ownership to 58. Of these facilities, the Company operates 23 domestic facilities through strategic relationships with 11 major not-for-profit healthcare system partners.

        Given the year-to-date results and the Company's successful acquisition program to date, the Company is raising its previously announced guidance as follows ($ in millions, except per share data):

	Fiscal 2002 (Previous)	Fiscal 2002 (Current)
Revenues	$285-$295	$300-$310
EBITDA	$80-$82	$86-$88
EBITDA less minority interest	$70-$72	$74-$76
Earnings per share—diluted	$0.56-$0.60	$0.70-$0.74
Company-wide same-facility case growth	9-11%	10-11%
Company-wide same-facility revenue growth	12-16%	13-17%
Depreciation and amortization	$22-$24	$24-$26
Interest expense	$22-$24	$24-$26
Effective tax rate	35%	33%

        The guidance for fiscal year 2002 only includes acquisitions completed through June 30, 2002, and de novo developments under construction. The Company will update guidance as significant future acquisitions are completed. The Company's full year guidance on adding facilities in 2002 is:

	Fiscal 2002 (Previous)	Completed through June 30, 2002	Fiscal 2002 (Current)
De novo developments	5-6	2	5-6
Acquisitions	5-6	7	7-9

        The live broadcast of United Surgical Partners International's second quarter conference call will begin at 11:00 a.m. Eastern Time on July 30, 2002. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events can be found on the Company's website at www.unitedsurgical.com or at www.companyboardroom.com.

        United Surgical Partners International, headquartered in Dallas, Texas, has ownership in and operates 58 surgical facilities in the United States, Spain and the United Kingdom. Of these facilities, the Company operates 23 domestic facilities through strategic relationships with 11 major not-for-profit healthcare system partners.

        The above statements include forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) possible changes in reimbursement to healthcare providers and insurers that may reduce payments; (ii) its ability to attract and retain qualified management and personnel, including physicians; (iii) the geographic concentration of the Company's operations; (iv) risks associated with the Company's acquisition and disposition strategies; (v) the regulated nature of the healthcare industry; (vi) the highly competitive nature of the healthcare business; and (vii) those risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. Therefore, the Company's actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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USPI Announces Second Quarter Results

July 30, 2002

UNITED SURGICAL PARTNERS
INTERNATIONAL, INC.
Unaudited Condensed and Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Revenues	$85,841	$59,896	$160,919	$113,734
Operating expenses:
Salaries, benefits and other employee costs	20,852	15,699	39,968	29,900
Medical services and supplies	16,759	11,683	31,155	23,361
Other operating expenses	15,319	11,462	29,019	20,794
General and administrative expenses	6,383	4,970	12,279	10,181
Provision for doubtful accounts	1,570	615	2,698	1,177
Depreciation and amortization	6,321	6,174	11,978	11,764

Total operating expenses	67,204	50,603	127,097	97,177

Operating income	18,637	9,293	33,822	16,557
Interest expense, net	(6,202)	(5,515)	(11,822)	(10,045)
Other	(26)	6	(73)	(10)

Income before minority interests	12,409	3,784	21,927	6,502
Minority interests in income of consolidated subsidiaries	(3,418)	(1,765)	(6,106)	(3,201)

Income before income taxes	8,991	2,019	15,821	3,301
Income tax expense	(2,877)	(266)	(5,003)	(1,027)

Net income	6,114	1,753	10,818	2,274
Preferred stock dividends	—	(835)	—	(1,748)

Net income attributable to common stockholders	$6,114	$918	$10,818	$526

Net income per share attributable to common stockholders:
Basic earnings per share	$0.25	$0.06	$0.45	$0.04
Diluted earnings per share	$0.24	$0.06	$0.43	$0.04
Weighted average number of common shares:
Basic	24,270	14,805	24,189	12,480
Diluted	25,655	15,693	25,430	13,303
Supplemental Data:
EBITDA less minority interests	$21,540	$13,702	$39,694	$25,120
Facilities operated at period end			58	44

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USPI Announces Second Quarter Results

July 30, 2002

UNITED SURGICAL PARTNERS
INTERNATIONAL, INC.
Unaudited Condensed and Consolidated Balance Sheets
(in thousands)

	June 30, 2002	Dec. 31, 2001
ASSETS
Current assets:
Cash and cash equivalents	$25,083	$33,881
Accounts receivable, net of allowance for doubtful accounts of $4,672 and $4,726 respectively	37,368	27,546
Other receivables	31,439	30,579
Inventories	6,782	5,685
Other	12,523	12,762

Total current assets	113,195	110,453
Property and equipment, net	244,928	211,601
Investments in affiliates	16,515	12,328
Intangible assets, net	250,136	215,809
Other	7,894	6,666

Total assets	$632,668	$556,857

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,429	$20,633
Accrued expenses and other	44,618	38,895
Current portion of long-term debt	10,538	10,640

Total current liabilities	78,585	70,168
Long-term debt	263,678	228,041
Other liabilities	19,587	16,047

Total liabilities	361,850	314,256
Minority interests	18,184	16,075
Stockholders' equity:
Common stockholders' equity	252,634	226,526

Total liabilities and stockholders' equity	$632,668	$556,857

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USPI Announces Second Quarter Results

July 30, 2002

UNITED SURGICAL PARTNERS
INTERNATIONAL, INC.
EBITDA Less Minority Interests
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Operating income	$18,637	$9,293	$33,822	$16,557
Depreciation and amortization	6,321	6,174	11,978	11,764
Minority interests in income of consolidated subsidiaries	(3,418)	(1,765)	(6,106)	(3,201)

EBITDA less minority interests	$21,540	$13,702	$39,694	$25,120

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USPI Announces Second Quarter Results

July 30, 2002

UNITED SURGICAL PARTNERS
INTERNATIONAL, INC.
Key Operating Statistics

	Three Months Ended June 30,
	2002	2001	% Change
Same-facility Statistics:
Cases—United States	45,838	38,710	18.4%
Net revenue/case—United States	$1,447	$1,366	5.9%
Facility EBITDA margin—United States	36.2%	33.3%	290bps
Adjusted admissions—Western Europe(1)	26,497	25,123	5.5%
Net revenue/adjusted admission—Western Europe	$1,346	$1,160	16.0%
Net revenue/adjusted admission—Western Europe (at constant currency translation rates)	$1,346	$1,215	10.8%
Facility EBITDA margin—Western Europe(1)	25.9%	24.2%	170bps
Consolidating-facility Statistics:
Total cases—United States	30,027	18,631	61.2%
Total adjusted admissions—Western Europe	26,497	22,795	16.2%
Total Consolidating facilities	33	27

(1)
Second quarter admissions and EBITDA margin for Western European facilities were slightly elevated compared with the prior year due to the Easter holidays occurring within the first quarter of 2002 as opposed to the second quarter of the prior year.

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QuickLinks

UNITED SURGICAL PARTNERS INTERNATIONAL ANNOUNCES SECOND quarter RESULTS
UNITED SURGICAL PARTNERS INTERNATIONAL, INC. Unaudited Condensed and Consolidated Statements of Income (in thousands, except per share data)
UNITED SURGICAL PARTNERS INTERNATIONAL, INC. Unaudited Condensed and Consolidated Balance Sheets (in thousands)
UNITED SURGICAL PARTNERS INTERNATIONAL, INC. EBITDA Less Minority Interests (in thousands)
UNITED SURGICAL PARTNERS INTERNATIONAL, INC. Key Operating Statistics